Exhibit 99.1

Kadmon Reports Upcoming Milestones and Fourth Quarter and Full Year 2017 Financial Results

NEW YORK, March 6, 2018 – Kadmon Holdings, Inc. (NYSE: KDMN) today provided an update on upcoming milestones and recent achievements, and reported financial and operational results for the fourth quarter and full year ended December 31, 2017.

“In the past year, we have delivered on multiple key milestones, including reporting positive clinical results in cGVHD and IPF. Our successes bring us closer to our goal of developing innovative therapies for major unmet medical needs,” said Harlan W. Waksal, M.D., President and Chief Executive Officer at Kadmon. “We are in a strong financial position to continue our programs in these and other diseases, with an emphasis on defining pathways to regulatory approval.”

2018 Anticipated Key Clinical Milestones:

KD025

•	Continue dialogue with the U.S. Food and Drug Administration (FDA) regarding the Company’s regulatory strategy for KD025 in various clinical indications
•	Initiate new Phase 2 clinical trial in cGVHD
•	Initiate new Phase 2 clinical trial in IPF
•	Initiate new Phase 2 clinical trial in scleroderma

KD034

•	Continue dialogue with the FDA regarding its review and potential approval of KD034, the Company’s generic trientine hydrochloride formulation, for the treatment of Wilson’s disease

Fourth Quarter 2017 and Recent Highlights

KD025

•

In October 2017, the FDA granted orphan drug designation to KD025 for the treatment of cGVHD. Throughout 2017 and early 2018, Kadmon reported positive results from the ongoing Phase 2 clinical trial in patients with steroid-dependent or refractory cGVHD, achieving clinical responses in approximately two-thirds of patients, with no treatment-related serious adverse events.

•

In early 2018, Kadmon reported positive findings from the ongoing Phase 2 clinical trial in IPF, showing that KD025 was well tolerated and demonstrated clinical activity, with a median decline in forced vital capacity (FVC), a measure of lung function, of 48 mL at week 24, compared to a median decline of 175 mL with best supportive care, an absolute difference of 127 mL and a relative difference of 73%.

•	Kadmon is designing a Phase 2 clinical trial of KD025 in scleroderma (also known as systemic sclerosis), a disease in which ROCK inhibition has been shown to have significant potential.

Tesevatinib

•	In November 2017, Kadmon initiated a Phase 2, randomized, double-blind, placebo-controlled trial of tesevatinib for the treatment of autosomal dominant polycystic kidney disease (ADPKD).

•	In September 2017, Kadmon initiated a Phase 1 dose-finding clinical trial of tesevatinib for the treatment of autosomal recessive polycystic kidney disease (ARPKD).

KD034

•

In December 2016, Kadmon submitted an ANDA for its bottled generic formulation of trientine hydrochloride. In March 2017, Kadmon submitted a second ANDA for its generic form of trientine hydrochloride in blister packaging that offers room temperature stability. The Company is in dialogue with the FDA regarding the FDA’s review of KD034.

Financial Results

Fourth Quarter 2017 Results

Loss from operations for the three months ended December 31, 2017 was $17.2 million, compared to $19.6 million for the same period in 2016.

Revenue for the three months ended December 31, 2017  was $1.5 million, compared to $4.3 million for the same period in 2016.

Research and development expenses for the three months ended December 31, 2017 were $10.5 million, compared to $8.5 million for the same period in 2016.

Selling, general and administrative expenses for the three months ended December 31, 2017 were $7.9 million, compared to $14.6 million for the same period in 2016.

Full Year 2017 Results

Loss from operations for the year ended December 31, 2017 was $68.6 million, compared to $115.4 million for the same period in 2016.

Revenue for the year ended December 31, 2017  was $12.3 million, compared to $26.1 million for the same period in 2016.  The Company does not place significant value on its commercial operations from a revenue-generating standpoint; however, the Company leverages its commercial infrastructure to support the development of its clinical-stage product candidates by providing quality assurance, compliance, regulatory and pharmacovigilance capabilities, among others.

Research and development expenses for the year ended December 31, 2017 were $40.8 million, compared to $35.8 million for the same period in 2016.

Selling, general and administrative expenses for the year ended December 31, 2017 were $37.1 million, compared to $105.9 million for the same period in 2016.    The decrease in selling, general and administrative expenses is primarily related to a decrease in share-based compensation of $34.6 million, a decrease in amortization of intangible assets of $15.2 million due to the intangible asset being fully amortized at December 31, 2016,  as well as, a reduction in headcount, legal expense primarily related to legal settlements entered into during 2016,  and a decrease in royalty expense and consulting fees resulting from the expiration of an advisory agreement entered into in April 2015.

Liquidity and Capital Resources

At December 31, 2017, Kadmon’s cash and cash equivalents totaled $67.5 million, compared to $36.1 million at December 31, 2016.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative products for significant unmet medical needs.  We have a product pipeline focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding;

(xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Net sales	$187	$3,010	$5,257	$18,514
License and other revenue	1,277	1,267	7,007	7,541
Total revenue	1,464	4,277	12,264	26,055
Cost of sales	222	640	1,332	3,485
Write-down of inventory	(22)	119	1,654	385
Gross profit	1,264	3,518	9,278	22,185
Operating expenses:
Research and development	10,499	8,539	40,777	35,840
Selling, general and administrative	7,916	14,620	37,057	105,880
Gain on settlement of payable	—	—	—	(4,131)
Total operating expenses	18,415	23,159	77,834	137,589
Loss from operations	(17,151)	(19,641)	(68,556)	(115,404)
Total other expense (income)	1,476	1,716	11,339	93,009
Income tax expense	(437)	27	(121)	342
Net loss	$(18,190)	$(21,384)	$(79,774)	$(208,755)
Deemed dividend on convertible preferred stock	490	469	1,918	21,733
Net loss attributable to common stockholders	$(18,680)	$(21,853)	$(81,692)	$(230,488)

Basic and diluted net loss per share of common stock	$(0.24)	$(0.48)	$(1.42)	$(9.74)
Weighted average basic and diluted shares of common stock outstanding	78,397,156	45,078,666	57,405,331	23,674,512

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2017	2016

Cash and cash equivalents	$67,517	$36,093
Other current assets	2,496	4,194
Other noncurrent assets	13,539	22,269
Total assets	$83,552	$62,556

Current liabilities	56,644	24,746
Other long term liabilities	25,150	34,325
Secured term debt – net of current portion and discount	—	28,677
Total liabilities	81,794	87,748
Total stockholders’ equity (deficit)	1,758	(25,192)
Total liabilities and stockholders’ equity (deficit)	$83,552	$62,556

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com